UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

GLOBAL SELF STORAGE, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-12681	13-3926714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3814 Route 44
Millbrook, New York		12545
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 785-0900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SELF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2025, Thomas Winmill tendered his voluntary resignation from the board of directors (the "Board") of Global Self Storage, Inc. (the "Company"), effective immediately. Mr. Thomas Winmill had been a member of the Board since 1997. Mr. Thomas Winmill's decision to resign was not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Thomas Winmill's resignation, the size of the Board was decreased by one and set at five directors, four of whom are independent. The Board thanks Mr. Thomas Winmill for his 28 years of service and contributions to the Company.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL SELF STORAGE, INC.

Date:	December 29, 2025	By:	/s/ Mark C. Winmill
Name: Mark C. Winmill Title: President